Exhibit 10.17

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), NOR UNDER ANY STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF.  UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED (COLLECTIVELY A “TRANSFER”) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) TRANSFERRED PURSUANT TO RULE 144 IN ACCORDANCE WITH SECTION 5.3 OF THIS WARRANT.

WARRANT TO PURCHASE STOCK

Corporation:	TANGOE, INC., a Delaware corporation
Number of Shares:	100,000
Class of Stock:	Common Stock
Initial Exercise Price:	$0.6374 per share
Issue Date:	November 17, 2005
Expiration Date:	November 17, 2012 (Subject to Section 5.1)

THIS WARRANT CERTIFIES THAT, in consideration of $1.00 and for other good and valuable consideration, the receipt of which is hereby acknowledged, ALBERT R. SUBBLOIE, JR. or his assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1.       EXERCISE.

1.1           Method of Exercise.  Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2           Conversion Right.  In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share.  The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3           Fair Market Value.  If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the

Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company.  If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4           Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5           Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement and affidavit reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.6           Repurchase on Sale, Merger, or Consolidation of the Company.

1.6.1        “Acquisition.”  For the purpose of this warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.6.1        Assumption of Warrant.  If upon the closing of any Acquisition the successor entity expressly assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price shall be adjusted accordingly.  The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this warrant.

1.6.2        Nonassumption.  Upon the dosing of any Acquisition, if Holder has not otherwise exercised this warrant in full, then this warrant is deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company, unless the successor entity expressly elects to assume the obligations of the Company under this warrant, in which case this warrant shall remain outstanding in accordance with Section 1.6.2.

ARTICLE 2.       ADJUSTMENTS TO THE SHARES.

2.1           Stock Dividends, Splits, Etc.  If the Company at any time shall pay a dividend payable in, or make any other distribution of the Company’s stock to the holders of outstanding shares of the Company’s common stock, then, upon exercise of this warrant, Holder shall be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of the Company’s capital stock which would have been issuable to Holder if Holder had exercised this warrant immediately prior to the date on which holders of common stock received such dividend or distribution of the Company’s capital stock.

2.2           Reclassification, Exchange or Substitution.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.  The Company or its Successor shall promptly issue to Holder a new warrant for such new securities or other property.  The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3           Adjustments for Combinations, Etc.  If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.  If the outstanding Shares are subdivided, combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4           Further Adjustment for Combined Effect.  Notwithstanding anything to the contrary contained herein, in no event shall the aggregate adjustments to the Warrant Price and the number of Shares or other securities or property issuable upon exercise or conversion of this warrant pursuant to Sections 2.1, 2.2 and 2.3 of this Article 2 (the “Adjustment Provisions”) in respect of any event which results in an adjustment pursuant to any of such Adjustment Provisions, cause the Warrant Price or the number of Shares or other securities or property issuable upon exercise or conversion of this warrant to be different than the amounts that would have resulted from the exercise or conversion of this warrant in full immediately prior to such event.

2.5           No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.6           Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.7           Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of the warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3.       REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1           Representations and Warranties.  The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2           Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

3.3           Information Rights.  So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the stockholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements.

3.4           Registration Under Securities Act of 1933, as amended.  The Company agrees that the Shares shall be subject to the registration rights set forth on Exhibit A.

ARTICLE 4.       REPRESENTATIONS AND COVENANTS OF THE HOLDER.  By its acceptance of this warrant, the Holder represents and warrants to and covenants with the Company that:

4.1           The Holder has such knowledge, skill and experience in business, financial and investment matters so that the Holder is capable of evaluating the merits and risks of an investment in this warrant and the Company’s securities issuable hereunder (collectively, the “Securities”) and has the ability to suffer the total loss of his investment in the Securities.  To the extent necessary, the Holder has retained, at the Holder’s own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of holding and disposing of the Securities.  The Holder further represents that he has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Securities and the business of the Company, and to obtain additional information to the Holder’s satisfaction.

4.2           The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”).  The Holder agrees to furnish any additional information needed by Company to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.

4.3           The Holder is acquiring the Securities solely for his own and his affiliates’ account, for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof.  The Holder understands that the Securities have not been registered under the Act, or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Holder and of the other representations made by the Holder in this warrant.  The Holder understands that the Company is relying upon the representations and agreements contained in this warrant (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

ARTICLE 5.       MISCELLANEOUS.

5.1  Term; Notice of Expiration.  This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.  If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

5.2           Legends.  This warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT’), NOR UNDER ANY STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF.  UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED (COLLECTIVELY A “TRANSFER”) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) TRANSFERRED PURSUANT TO RULE 144 IN ACCORDANCE WITH SECTION 5.3 OF THAT CERTAIN WARRANT TO PURCHASE STOCK DATED AS OF NOVEMBER 17, 2005.

5.3           Compliance with Securities Laws on Transfer.  This warrant and the Shares issuable upon exercise of this warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).  The Company shall not require Holder to provide an opinion of counsel in connection with such a transfer or assignment if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that he has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

5.4           Transfer Procedure.  Subject to the provisions of Section 5.3, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable).  The terms and conditions of this warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.  Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this warrant to any person who directly competes with the Company.

5.5           Warrant Register.  Any warrants issued upon the transfer or exercise in part of this warrant shall be numbered and shall be registered in a warrant register (the “Register”) as they are issued.  The Company shall be entitled to treat the registered holder of any warrant on the Register as the Holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such warrant on the part of any other person, and shall not be liable for any registration of transfer of warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer.  In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced.  Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with this warrant or the provisions of the Act and the rules and regulations thereunder.

5.6           Stockholder Rights.  The Holder shall not, solely by virtue hereof, be entitled to any rights of a stockholder of the Company.  The Holder shall have all rights of a stockholder with respect to common stock purchased upon exercise hereof at the time the exercise price for such common stock is delivered pursuant to Article 1 hereof.

5.7           Notices.  All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.  All notices to the Holder shall be addressed as follows:

Albert R. Subbloie, Jr.

10 Laurel Avenue

Milford, Connecticut 06460

5.8           Amendments.  This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.9           Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.10         Governing Law.  This warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

[Signature page follows]

TANGOE, INC.

By:	/s/ Gary R. Martino

Name:	Gary R. Martino

Title:	Chief Financial Officer and Secretary

/s/ Albert R. Subbloie, Jr.
ALBERT R. SUBBLOIE, JR.

[Signature page to 11/17/2005 Warrant]

APPENDIX 1

NOTICE OF EXERCISE

1.             The undersigned hereby elects to purchase                                        shares of the                                        stock of TANGOE, INC. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1.             The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant.  This conversion is exercised with respect to                                        of the shares covered by the warrant.

[Strike paragraph that does not apply]

2.             Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Albert R. Subbloie, Jr.

10 Laurel Avenue

Milford, Connecticut 06460

3.             The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

ALBERT R. SUBBLOIE, JR.
or Registered Assignee

(Signature)

(Date)

EXHIBIT A

Registration Rights

The Shares shall be deemed “Registrable Shares” or otherwise entitled to “incidental” or “piggy back” registration rights in accordance with the terms of that certain Fourth Amended and Restated Investor Rights Agreement dated March 28, 2005, between the Company and the investors which are signatories thereto (the “Investor Rights Agreement”).

The Company agrees that no amendments will be made to the Investor Rights Agreement, which would have an adverse impact on Holder’s registration rights thereunder without the consent of Holder.  By acceptance and execution of the warrant to which this Exhibit A is attached, Holder (or any transferee of this warrant) hereby acknowledges and agrees that such Holder (or transferee): (i) shall not be deemed to be a party to the Investor Rights Agreement, (ii) shall only be entitled to the piggyback registration rights set forth in the Investor Rights Agreement, and (iii) shall be legally bound by the provisions of Section 2.8 of the Investor Rights Agreement to the same extent as if Holder were a Purchaser (as such term is defined in the Investor Rights Agreement).